Ford F-Series Sales Grow 10 Percent in March; Company's Overall U.S. Sales Down 7 Percent

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MARCH 2017 SALES

	Total Vehicle	Retail	Fleet	Truck	SUV	Car
U.S. Sales	**236,250**	**157,740**	**78,510**	**102,381**	**76,625**	**57,244**
Versus March 2016	-7.2%	-1.5%	-16.9%	2.5%	-3.4%	-24.2%

HIGHLIGHTS

- **Overall Ford Motor Company U.S. March 2017 sales** totaled 236,250 vehicles – a 7 percent decline versus a year ago
- **Retail sales declined 2 percent last month,** with 157,740 vehicles sold
- **Fleet sales of 78,510 vehicles were down 17 percent,** reflecting a strong year-ago comparison, with customer orders front-loaded in early 2016
- **Ford Motor Company average transaction pricing** increased $1,800 last month, compared to an industry increase of $190*
- **Ford F-Series sales** totaled 81,330 pickups – a 10 percent increase versus a year ago, with overall average transaction pricing up more than $2,500*
- **Ford Super Duty high-series trucks** – Lariat, King Ranch and Platinum – represented 56 percent of 2017 Super Duty retail sales last month
- **Ford Escape posts record March retail sales** with a 13 percent gain
- **Ford Expedition grew 43 percent,** with 5,472 SUVs sold
- **Lincoln retail sales up 5 percent;** retail car sales up 11 percent, while SUVs gain 2 percent

About Ford Motor Company

Ford Motor Company is a global automotive and mobility company based in Dearborn, Michigan. With about 201,000 employees and 62 plants worldwide, the company's core business includes designing, manufacturing, marketing and servicing a full line of Ford cars, trucks and SUVs, as well as Lincoln luxury vehicles. To expand its business model, Ford is aggressively pursuing emerging opportunities with investments in electrification, autonomy and mobility. Ford provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products and services, please visit www.corporate.ford.com.

*Average transaction pricing is based on J.D. Power and Associates PIN data



"Our high-series Super Duty trucks and all-new F-150 Raptor drove double-digit F-Series sales gains in March, along with the strongest year-over-year increase in transaction prices of any truck manufacturer in the industry."

Mark LaNeve, Ford Vice President, U.S. Marketing, Sales and Service

KEY VEHICLES



Ford Super Duty

Ford F-Series sales were up 10 percent, with 81,330 trucks sold – representing the lineup's best March results in more than a decade. A rich mix drove Super Duty transaction prices to the highest in the segment.



Ford Escape

Ford Escape posts record March retail sales, increasing 13 percent. Gains came from the West, up 7 percent, the Southeast, up 16 percent, and the Great Lakes region, up 26 percent.



2018 Ford Expedition

Ford Expedition sales totaled 5,472 last month, up 43 percent. The all-new 2018 Expedition goes on sale this fall.



Lincoln MKC

Lincoln MKC sales were up 17 percent in March – with its strongest start to the year since the vehicle's introduction in 2014. MKC, MKZ and the all-new Continental contributed to Lincoln's best March retail sales in nine years.

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March 2017 Sales

MARCH 2017 INVENTORY/FLEET RESULTS

FORD MOTOR COMPANY

MARCH 2017

	March 2017		March CYTD	
Fleet Segment	Percent of Total Sales	YOY Change	Percent of Total Sales	YOY Change
Rental	15.7%	(1.0) points	15.5%	(1.5) points
Commercial	11.6%	(2.5) points	11.8%	(1.3) points
Government	5.8%	(0.4) points	5.9%	(0.1) points
Total Fleet	33.2%	(3.9) points	33.1%	(2.9) points

	March 2017		February 2017		March 2016	
Gross Stock (incl. in-transit)	Units at Month End	Days' Supply	Units at Month End	Days' Supply	Units at Month End	Days' Supply
Cars	168,133	79	156,602	74	204,915	73
SUVs	204,695	72	200,392	65	194,601	66
Trucks	328,973	87	325,106	94	353,987	96
Total	701,801	80	682,100	79	753,503	80

	March 2017		February 2017		March 2016	
Dealer Stock (on ground)	Units at Month End	Days' Supply	Units at Month End	Days' Supply	Units at Month End	Days' Supply
Cars	128,720	61	130,969	62	173,414	62
SUVs	171,427	60	166,715	54	166,760	57
Trucks	278,811	74	276,473	80	303,452	82
Total	578,958	66	574,157	66	643,626	68

CONTACT

Erich Merkle
313.806.4562
emerkle2@ford.com

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March 2017 Sales